                                                               Exhibit 99.1

     NEWS RELEASE                          Contact: David R. Schroder
     For Immediate Release                          101 Second Street, S.E.,
                                                    Suite 800
                                                    Cedar Rapids, Iowa 52401
                                                    Phone (319) 363-8249

                           MACC PRIVATE EQUITIES INC.
                      ANNOUNCES RESULTS OF FISCAL YEAR 2007

CEDAR RAPIDS,  IOWA -- (December 28, 2007) -- On December 28, 2007,  MACC Private
Equities Inc. (NASDAQ Capital Market:  MACC) announced its results of operations for its fiscal year 2007 and the completion of its annual audit.

     For fiscal year 2007, MACC recorded total investment income of $996,627, as compared to total  investment  income of  $1,190,044  for fiscal year 2006.  The decrease  in  investment  income was the net effect of a  $153,374  decrease  in interest  income and a $40,043  decrease in  dividend  income.  Total  operating expenses for fiscal year 2007 were  $1,853,607,  as compared to  $2,211,196  for fiscal year 2006. The decrease in total operating  expenses is the net effect of a $418,610 decrease in interest expense,  a $96,135 decrease in management fees, a $130,215 increase in incentive fees, a $44,331 increase in professional  fees, and a decrease of $17,390 in other expenses.  Net investment  expense for fiscal year 2007 was $786,487, as compared to a net investment expense of $1,171,152 in fiscal year 2006.

     Net realized  gain on  investments  for fiscal year 2007 was  $1,351,456 as compared to a net realized gain on  investments  of $3,645 for fiscal year 2006.
During the fiscal  2007,  MACC had  unrealized  depreciation  of  $1,644,353  at
September  30,  2007,  a change of  $662,393  from the  $981,960  of  unrealized depreciation at September 30, 2006.

     These items resulted in a net decrease in net assets from operations at the end of fiscal year 2007 of $97,424,  as compared to a net decrease in net assets from  operations  at the end of fiscal year 2006 of  $2,046,741.  MACC net asset value at September  30, 2007,  was  $11,520,810  as compared to  $11,618,234  at
September  30,  2006.  MACC's net asset  value per share  decreased  to $4.67 at
September 30, 2007, from $4.71 at September 30, 2006.

     MACC reported in its Annual Report filed as an exhibit to its Form 10-K on December 28, 2007,  that in fiscal year 2007,  MACC's  management made no new investments and continued the sale of portfolio  investments,  expense reduction and repaid all of its outstanding U.S. Small Business Administration  guaranteed debentures in the principal amount of $8,790,000.  MACC entered into a term loan in the amount of $6,250,000 and a revolving loan to borrow up to $500,000,  with
Cedar  Rapids  Bank & Trust  Company.  These  funds were  utilized  to repay its outstanding debentures.  MACC will continue to evaluate alternatives to maximize shareholder value, which may include seeking additional capital to resume making new portfolio  investments or seeking  shareholder  approval to make liquidating distributions.

     MACC  is  a  business   development  company  in  the  business  of  making
investments in small  businesses in the United States  through its  wholly-owned subsidiary,  MorAmerica Capital Corporation.  MACC common stock is traded on the
Nasdaq Capital Market under the symbol "MACC."

This  press  release  contains  certain  forward-looking  statements  within the meaning  of the  Private  Securities  Litigation  Reform  Act of 1995 (the "1995
Act").  Such  statements  are  made  in  good  faith  by

MACC pursuant to the safe-harbor  provisions of the 1995 Act, and are identified as including terms such as "may," "will,"  "should,"  "expects,"  "anticipates,"
"estimates,"  "plans," or similar language. In connection with these safe-harbor provisions,  MACC has  identified in its Annual Report to  Shareholders  for the fiscal year ended September 30, 2005,  important factors that could cause actual results  to  differ  materially  from  those  contained  in any  forward-looking statement made by or on behalf of MACC, including,  without limitation, the high risk nature of MACC's  portfolio  investments,  the effects of general  economic conditions on MACC's portfolio companies, the effects of recent or future losses on the ability of MorAmerica  Capital to obtain future  funding,  any failure to achieve  annual  investment  level  objectives,  changes  in  prevailing  market interest rates, and  contractions in the markets for corporate  acquisitions and initial  public  offerings.  MACC  further  cautions  that such  factors are not exhaustive or exclusive.  MACC does not undertake to update any  forward-looking statement which may be made from time to time by or on behalf of MACC.

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